                                                                     Exhibit 4.3


================================================================================


                      INVERNESS MEDICAL INNOVATIONS, INC.,
                                   as Issuer,


                          the GUARANTORS named herein,
                                 as Guarantors,


                                       and


                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee


                                    INDENTURE


                          Dated as of February 10, 2004


                    8 3/4% Senior Subordinated Notes due 2012


================================================================================

                              CROSS-REFERENCE TABLE

Trust Indenture Act                                                             Indenture
      Section                                                                    Section
-------------------                                                             ---------
310(a)(1)................................................................       7.10
   (a)(2)................................................................       7.10
   (a)(3)................................................................       N.A.
   (a)(4)................................................................       N.A.
   (a)(5)................................................................       7.08; 7.10
   (b)...................................................................       7.08; 7.10; 12.02
   (c)...................................................................       N.A.
311(a)...................................................................       7.11
   (b)...................................................................       7.11
   (c)...................................................................       N.A.
312(a)...................................................................       2.05
   (b)...................................................................       12.03
   (c)...................................................................       12.03
313(a)...................................................................       7.06
   (b)(1)................................................................       N.A.
   (b)(2)................................................................       7.06
   (c)...................................................................       12.02
   (d)...................................................................       7.06
314(a)...................................................................       4.16; 12.02
   (b)...................................................................       N.A.
   (c)(1)................................................................       12.04
   (c)(2)................................................................       12.04
   (c)(3)................................................................       N.A.
   (d)...................................................................       N.A.
   (e)...................................................................       12.05
   (f)...................................................................       4.05
315(a)...................................................................       7.01
   (b)...................................................................       7.05; 12.02
   (c)...................................................................       7.01
   (d)...................................................................       7.01
   (e)...................................................................       6.11
316(a)(last sentence)....................................................       2.09
   (a)(1)(A).............................................................       6.05
   (a)(1)(B).............................................................       6.04
   (a)(2)................................................................       9.02
   (b)...................................................................       6.07
   (c)...................................................................       9.05
317(a)(1)................................................................       6.08
   (a)(2)................................................................       6.09
   (b)...................................................................       2.04
318(a)...................................................................       12.01
   (c)...................................................................       12.01

                            N.A. means Not Applicable

 Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                         Page
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions..............................................................................1
SECTION 1.02.      Other Definitions.......................................................................25
SECTION 1.03.      Incorporation by Reference of Trust Indenture Act.......................................26
SECTION 1.04.      Rules of Construction...................................................................27

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.      Form and Dating.........................................................................27
SECTION 2.02.      Execution, Authentication and Denomination; Additional Notes; Exchange Notes............28
SECTION 2.03.      Registrar and Paying Agent..............................................................29
SECTION 2.04.      Paying Agent To Hold Assets in Trust....................................................30
SECTION 2.05.      Holder Lists............................................................................30
SECTION 2.06.      Transfer and Exchange...................................................................30
SECTION 2.07.      Replacement Notes.......................................................................31
SECTION 2.08.      Outstanding Notes.......................................................................31
SECTION 2.09.      Treasury Notes..........................................................................31
SECTION 2.10.      Temporary Notes.........................................................................32
SECTION 2.11.      Cancellation............................................................................32
SECTION 2.12.      Defaulted Interest......................................................................32
SECTION 2.13.      CUSIP and ISIN Numbers..................................................................32
SECTION 2.14.      Deposit of Moneys.......................................................................32
SECTION 2.15.      Book-Entry Provisions for Global Notes..................................................33
SECTION 2.16.      Special Transfer and Exchange Provisions................................................34

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.      Notices to Trustee......................................................................37
SECTION 3.02.      Selection of Notes To Be Redeemed.......................................................37
SECTION 3.03.      Notice of Redemption....................................................................37
SECTION 3.04.      Effect of Notice of Redemption..........................................................38
SECTION 3.05.      Deposit of Redemption Price.............................................................39
SECTION 3.06.      Notes Redeemed in Part..................................................................39

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.      Payment of Notes........................................................................39

                                                                                                         Page
                                                                                                         ----
SECTION 4.02.      Maintenance of Office or Agency.........................................................40
SECTION 4.03.      Corporate Existence.....................................................................40
SECTION 4.04.      Payment of Taxes........................................................................40
SECTION 4.05.      Compliance Certificate; Notice of Default...............................................40
SECTION 4.06.      Waiver of Stay, Extension or Usury Laws.................................................41
SECTION 4.07.      Change of Control.......................................................................41
SECTION 4.08.      Limitations on Additional Indebtedness..................................................43
SECTION 4.09.      Limitations on Restricted Payments......................................................45
SECTION 4.10.      Limitations on Liens....................................................................47
SECTION 4.11.      Limitations on Asset Sales..............................................................47
SECTION 4.12.      Limitations on Transactions with Affiliates.............................................51
SECTION 4.13.      Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries........52
SECTION 4.14.      Additional Note Guarantees..............................................................53
SECTION 4.15.      Limitation on Layering Indebtedness.....................................................54
SECTION 4.16.      Reports to Holders......................................................................54
SECTION 4.17.      Limitations on Designation of Unrestricted Subsidiaries.................................54
SECTION 4.18.      Limitation on the Issuance or Sale of Equity Interests of Restricted Subsidiaries.......56
SECTION 4.19.      Conduct of Business.....................................................................56
SECTION 4.20.      Limitations on Sale and Leaseback Transactions..........................................56

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.      Mergers, Consolidations, Etc............................................................56

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.      Events of Default.......................................................................58
SECTION 6.02.      Acceleration............................................................................60
SECTION 6.03.      Other Remedies..........................................................................60
SECTION 6.04.      Waiver of Past Defaults.................................................................61
SECTION 6.05.      Control by Majority.....................................................................61
SECTION 6.06.      Limitation on Suits.....................................................................61
SECTION 6.07.      Rights of Holders To Receive Payment....................................................62
SECTION 6.08.      Collection Suit by Trustee..............................................................62
SECTION 6.09.      Trustee May File Proofs of Claim........................................................62
SECTION 6.10.      Priorities..............................................................................62
SECTION 6.11.      Undertaking for Costs...................................................................63

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.      Duties of Trustee.......................................................................63
SECTION 7.02.      Rights of Trustee.......................................................................64

                                                                                                         Page
                                                                                                         ----
SECTION 7.03.      Individual Rights of Trustee............................................................65
SECTION 7.04.      Trustee's Disclaimer....................................................................65
SECTION 7.05.      Notice of Default.......................................................................66
SECTION 7.06.      Reports by Trustee to Holders...........................................................66
SECTION 7.07.      Compensation and Indemnity..............................................................66
SECTION 7.08.      Replacement of Trustee..................................................................67
SECTION 7.09.      Successor Trustee by Merger, Etc........................................................68
SECTION 7.10.      Eligibility; Disqualification...........................................................68
SECTION 7.11.      Preferential Collection of Claims Against the Issuer....................................68

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.      Termination of the Issuer's Obligations.................................................68
SECTION 8.02.      Legal Defeasance and Covenant Defeasance................................................69
SECTION 8.03.      Conditions to Legal Defeasance or Covenant Defeasance...................................70
SECTION 8.04.      Application of Trust Money..............................................................71
SECTION 8.05.      Repayment to the Issuer.................................................................72
SECTION 8.06.      Reinstatement...........................................................................72

                              ARTICLE NINE

                   AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.      Without Consent of Holders..............................................................72
SECTION 9.02.      With Consent of Holders.................................................................73
SECTION 9.03.      Effect on Senior Debt...................................................................74
SECTION 9.04.      Compliance with the Trust Indenture Act.................................................74
SECTION 9.05.      Revocation and Effect of Consents.......................................................74
SECTION 9.06.      Notation on or Exchange of Notes........................................................75
SECTION 9.07.      Trustee To Sign Amendments, Etc.........................................................75

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01.     Notes Subordinated to Senior Debt.......................................................75
SECTION 10.02.     Suspension of Payment When Senior Debt Is in Default....................................76
SECTION 10.03.     Notes Subordinated to Prior Payment of All Senior Debt on Dissolution,
                     Liquidation or Reorganization of the Issuer...........................................77
SECTION 10.04.     Payments May Be Made on Notes...........................................................78
SECTION 10.05.     Holders To Be Subrogated to Rights of Holders of Senior Debt............................78
SECTION 10.06.     Obligations of the Issuer Unconditional.................................................79
SECTION 10.07.     Notice to Trustee.......................................................................79
SECTION 10.08.     Reliance on Judicial Order or Certificate of Liquidating Agent..........................79
SECTION 10.09.     Trustee's Relation to Senior Debt.......................................................80
SECTION 10.10.     Subordination Rights Not Impaired by Acts or Omissions of the
                     Issuer or Holders of Senior Debt......................................................80
SECTION 10.11.     Holders Authorize Trustee To Effectuate Subordination of Notes..........................80

                                                                                                         Page
                                                                                                         ----
SECTION 10.12.     This Article Ten Not To Prevent Events of Default.......................................81
SECTION 10.13.     Trustee's Compensation Not Prejudiced...................................................81

                                 ARTICLE ELEVEN

                                 NOTE GUARANTEE

SECTION 11.01.     Unconditional Guarantee.................................................................81
SECTION 11.02.     Subordination of Note Guarantee.........................................................82
SECTION 11.03.     Limitation on Guarantor Liability.......................................................82
SECTION 11.04.     Execution and Delivery of Note Guarantee................................................83
SECTION 11.05.     Release of a Guarantor..................................................................83
SECTION 11.06.     Waiver of Subrogation...................................................................84
SECTION 11.07.     Immediate Payment.......................................................................84
SECTION 11.08.     No Set-Off..............................................................................84
SECTION 11.09.     Guarantee Obligations Absolute..........................................................84
SECTION 11.10.     Guarantee Obligations Continuing........................................................85
SECTION 11.11.     Guarantee Obligations Not Reduced.......................................................85
SECTION 11.12.     Guarantee Obligations Reinstated........................................................85
SECTION 11.13.     Guarantee Obligations Not Affected......................................................85
SECTION 11.14.     Waiver..................................................................................86
SECTION 11.15.     No Obligation To Take Action Against the Issuer.........................................86
SECTION 11.16.     Dealing with the Issuer and Others......................................................87
SECTION 11.17.     Default and Enforcement.................................................................87
SECTION 11.18.     Amendment, Etc..........................................................................87
SECTION 11.19.     Acknowledgment..........................................................................87
SECTION 11.20.     Costs and Expenses......................................................................88
SECTION 11.21.     No Merger or Waiver; Cumulative Remedies................................................88
SECTION 11.22.     Survival of Guarantee Obligations.......................................................88
SECTION 11.23.     Guarantee in Addition to Other Guarantee Obligations....................................88

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.     Trust Indenture Act Controls............................................................88
SECTION 12.02.     Notices.................................................................................88
SECTION 12.03.     Communications by Holders with Other Holders............................................89
SECTION 12.04.     Certificate and Opinion as to Conditions Precedent......................................90
SECTION 12.05.     Statements Required in Certificate or Opinion...........................................90
SECTION 12.06.     Rules by Paying Agent or Registrar......................................................90
SECTION 12.07.     Legal Holidays..........................................................................90
SECTION 12.08.     Governing Law...........................................................................90
SECTION 12.09.     No Adverse Interpretation of Other Agreements...........................................91
SECTION 12.10.     No Recourse Against Others..............................................................91
SECTION 12.11.     Successors..............................................................................91
SECTION 12.12.     Duplicate Originals.....................................................................91
SECTION 12.13.     Severability............................................................................91

Signatures................................................................................................S-1

EXHIBIT A    -     Form of Note
EXHIBIT B    -     Form of Legends
EXHIBIT C    -     Form of Certificate To Be Delivered in Connection with
                   Transfers to Non-QIB Institutional Accredited Investors
EXHIBIT D    -     Form of Certificate To Be Delivered in Connection with
                   Transfers Pursuant to Regulation S
EXHIBIT E    -     Form of Note Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE dated as of February 10, 2004 among Inverness Medical Innovations, Inc., a Delaware corporation (the "ISSUER"), and each of the Guarantors named herein, as Guarantors, and U.S. Bank Trust National Association, a national banking corporation organized and existing under the laws of the United States of America, as Trustee (the "TRUSTEE").

          The Issuer has duly authorized the creation of an issue of 8 3/4% Senior Subordinated Notes due 2012 and, to provide therefor, the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer and the Guarantors has been done.

                            THIS INDENTURE WITNESSETH

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE ONE

          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    DEFINITIONS.

          Set forth below are certain defined terms used in this Indenture.

          "3% CONVERTIBLE NOTES" means those Subordinated Convertible Promissory Notes of the Issuer issued on September 20, 2002, bearing interest at the rate of 3% per annum and due on September 20, 2008.

          "9% SUBORDINATED NOTES" means those Subordinated Promissory Notes of the Issuer issued on September 20, 2002, bearing interest at the rate of 9% per annum and due on September 20, 2008.

          "10% SUBORDINATED NOTES" means those Subordinated Promissory Notes of the Issuer issued on September 20, 2002, bearing interest at the rate of 10% per annum and due on September 20, 2008.

          "ACQUIRED INDEBTEDNESS" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

          "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

          "AFFILIATE" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Section 4.12, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, "CONTROL" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "AGENT" means any Registrar or Paying Agent.

          "AMEND" means to amend, supplement, restate, amend and restate or otherwise modify; and "AMENDMENT" shall have a correlative meaning.

          "ASSET" means any asset or property.

          "ASSET ACQUISITION" means:

          (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer; or

          (2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

          "ASSET SALE" means any sale, issuance, conveyance, transfer, lease, assignment, license or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "TRANSFER"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

          (1)    transfers of cash or Cash Equivalents;

          (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Article Five;

          (3)    Permitted Investments and Restricted Payments permitted under
     Section 4.09;

          (4)    the creation or realization of any Permitted Lien;

          (5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer's reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

          (6) any license of intellectual property not otherwise in the ordinary course of business, other than the license of all or substantially all of the rights associated with any intellectual property owned or controlled by the Issuer or any of the Restricted Subsidiaries, if (i) such rights are used or could be used in a line of business then being conducted by the Issuer or any of the Restricted Subsidiaries and (ii) such license is for all or substantially all of the remaining contractual or useful life of such intellectual property, whichever is shorter, determined as of the date such license is granted; and

          (7) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $3.0 million.

          "ATTRIBUTABLE INDEBTEDNESS," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

          "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

          "BOARD OF DIRECTORS" shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person,
(iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

          "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

          "CAPITALIZED LEASE" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "CASH EQUIVALENTS" means:

          (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; PROVIDED, HOWEVER, that the full faith and credit of the United States of America is pledged in support thereof;

          (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

          (3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

          (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause
     (2) above; and

          (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

          "CHANGE OF CONTROL" means the occurrence of any of the following events:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

          (3) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate all of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

          (4) the Issuer shall adopt a Plan of Liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

          "CONSOLIDATED AMORTIZATION EXPENSE" for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED CASH FLOW" for any period means, without duplication, the sum of the amounts for such period of:

          (1)    Consolidated Net Income; PLUS

          (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

                     (a)   Consolidated Income Tax Expense,

                     (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

                     (c)   Consolidated Depreciation Expense,

                     (d)   Consolidated Interest Expense, and

                     (e) all other non-cash items reducing the Consolidated Net Income for such period,

     in each case determined on a consolidated basis in accordance with GAAP; MINUS

          (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income (including the reversal of accruals or reserves for charges that increased Consolidated Net Income at any time during the Four-Quarter Period ending on the Issue Date or thereafter) for such period; MINUS

          (4) cash disbursements in respect of previously accrued or reserved items increasing Consolidated Cash Flow in that or prior periods.

          "CONSOLIDATED DEPRECIATION EXPENSE" for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INCOME TAX EXPENSE" for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INTEREST COVERAGE RATIO" means the ratio of Consolidated Cash Flow during the Four-Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "TRANSACTION DATE") to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to:

          (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

          (2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

          If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

          For purposes of calculating the Consolidated Interest Coverage Ratio prior to the expiration of the first Four-Quarter Period subsequent to the Issue Date, such calculation shall be on the same PRO FORMA basis as the PRO FORMA financial statements that are presented in the Offering Memorandum.

          In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate PER ANNUM equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

          (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate PER ANNUM resulting after giving effect to the operation of these agreements.

          "CONSOLIDATED INTEREST EXPENSE" for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication:

          (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

          (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings;

          (3)    the net costs associated with Hedging Obligations;

          (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses (other than the write-off of deferred debt issuance costs resulting from the initial offering of the Notes);

          (5)    the interest portion of any deferred payment obligations;

          (6)    all other non-cash interest expense;

          (7)    capitalized interest;

          (8) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), MULTIPLIED BY (b) a fraction, the numerator of which is one and the denominator of which is one MINUS the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal;

          (9)    all interest payable with respect to discontinued operations;
and

          (10) all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary.

          Consolidated Interest Expense shall be calculated after giving effect to Hedging Obligations (including associated costs) described in clause (1) of the definition of "Hedging Obligations," but excluding unrealized gains and losses with respect to Hedging Obligations.

          "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly-Owned Restricted Subsidiaries during such period;

          (2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

          (3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

          (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

          (5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

          (6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

          (7)    unrealized gains and losses with respect to Hedging
Obligations; and

          (8) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period.

          In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.09(a)(3)(v) or decreased the amount of Investments outstanding pursuant to clause (13) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

          For purposes of this definition of "Consolidated Net Income," "NONRECURRING" means any gain or loss as of any date that is not reasonably likely (as determined as of such date) to recur within the two years following such date; PROVIDED, HOWEVER, that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

          "CONSOLIDATED TOTAL ASSETS" means the consolidated total assets of the Issuer and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the most recent date for which financial statements of the Issuer are available.

          "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005,
Attention: Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

          "CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement dated as of September 30, 2003 by and among the Issuer, Wampole Laboratories, LLC, Inverness Medical (UK) Holdings Limited, the other Subsidiaries signatory thereto, the lenders signatory thereto, General Electric

Capital Corporation, as administrative agent, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent and co-syndication agent, UBS Securities LLC, as co-syndication agent, and GECC Capital Markets Group, Inc. and Merrill Lynch Capital, as co-lead arrangers, including any notes, guarantees, collateral any security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "DEFAULT" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

          "DESIGNATED SENIOR DEBT" means (1) Senior Debt Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, in the case of clause (2), at the time of determination, (x) has an aggregate principal amount of at least $25.0 million and (y) is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

          "DESIGNATION AMOUNT" has the meaning given to this term in Section 4.17(a)(2).

          "DEPOSITORY" means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

          "DISQUALIFIED EQUITY INTERESTS" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; PROVIDED, HOWEVER, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; PROVIDED FURTHER, HOWEVER, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a Change of Control or an asset disposition occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control or an asset disposition provisions applicable to such Equity Interests are no more favorable to such holders than the provisions set forth in Section 4.07 and
Section 4.11, respectively, and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer's purchase of the Notes as required pursuant to the provisions set forth in Section 4.07 and Section 4.11, respectively.

          "DOMESTIC SUBSIDIARY" means any Subsidiary of the Issuer that is not a Foreign Subsidiary; PROVIDED, HOWEVER, that Morpheus Acquisition LLC shall not be a Domestic Subsidiary for so long as it is a Subsidiary of a Foreign Subsidiary.

          "EQUITY INTERESTS" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

          "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

          "EXCHANGE NOTES" has the meaning set forth in the Registration Rights Agreement.

          "EXCHANGE OFFER" means the offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Notes.

          "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee.

          "FOREIGN RESTRICTED SUBSIDIARY" means any Foreign Subsidiary that is a Restricted Subsidiary.

          "FOREIGN SUBSIDIARY" means any Subsidiary of the Issuer which (i) is not organized under the laws of (x) the United States or any state thereof or
(y) the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

          "FOUR-QUARTER PERIOD" means the most recent four consecutive full fiscal quarters of the Issuer for which financial statements are available.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

          "GUARANTEE" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). "GUARANTEE," when used as a verb, and "GUARANTEED" have correlative meanings.

          "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

          Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

          (2)    all Hedging Obligations in respect of the Credit Agreement;

in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (1) any Indebtedness of such Guarantor to the Issuer or any of its Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries (including amounts owed for compensation);

          (3) obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

          (4)    Indebtedness represented by Disqualified Equity Interests;

          (5)    any liability for taxes owed or owing by such Guarantor;

          (6) that portion of any Indebtedness incurred in violation of this Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate (and/or representation or warranty) of such Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the provisions of this Indenture);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

          "GUARANTORS" means each Domestic Subsidiary on the Issue Date that guarantees any Indebtedness or other Obligation under the Credit Agreement, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

          "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to alter the risks to that Person arising from fluctuations in interest rates, (2) agreements or arrangements designed to alter the risks to that Person arising from fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

          "HOLDER" means any registered holder, from time to time, of the Notes.

          "INCUR" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; PROVIDED, HOWEVER, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

          "INDEBTEDNESS" of any Person at any date means, without duplication:

          (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions;

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

          (5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

          (6)    all Capitalized Lease Obligations of such Person;

          (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

          (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; PROVIDED, HOWEVER, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

          (9)    all Attributable Indebtedness;

         (10) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

         (11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

          The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and
(b) the amount of the Indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INDEPENDENT DIRECTOR" means a director of the Issuer who:

          (1)    is independent with respect to the transaction at issue;

          (2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

          (3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Issuer or any of its Affiliates, other than customary directors' fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer's or Affiliate's board and board committee meetings.

          "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of recognized standing that is, in the reasonable judgment of the Issuer's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

          "INITIAL PURCHASERS" means UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

          "INSTITUTIONAL ACCREDITED INVESTOR" or "IAI" means an "accredited investor" with the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "INTEREST" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

          "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

          "INVESTMENTS" of any Person means:

          (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

          (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

          (3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

          (4)    the Designation of any Subsidiary as an Unrestricted
     Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.17. If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, neither (a) purchases or redemptions of Equity Interests of the Issuer nor (b) acquisitions of assets by such Person shall be deemed to be Investments.

          "ISSUE DATE" means the date on which the Notes are originally issued.

          "LIEN" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

          "MAJOR FOREIGN EXCHANGE" means an exchange which is the primary non-U.S. trading location for one or more stocks included in the Morgan Stanley Capital International Europe, Australasia and Far East Index.

          "MATURITY DATE" means February 15, 2012.

          "MOODY'S" means Moody's Investors Service, Inc., and its successors.

          "NET AVAILABLE PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of:

          (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

          (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

          (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 90 days after the date of, such Asset Sale; and

          (5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

          "NON-RECOURSE DEBT" means Indebtedness of an Unrestricted Subsidiary:

          (1)    as to which neither the Issuer nor any Restricted Subsidiary
     (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; PROVIDED, HOWEVER, that an intercompany loan from the Issuer or any Restricted Subsidiary to an Unrestricted Subsidiary shall be deemed Non-Recourse Debt if such loan at the time such Subsidiary is designated an Unrestricted Subsidiary or if made later, at the time such intercompany loan is made, was permitted under and made in compliance with
     Section 4.09 and

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "NON-U.S. PERSON" has the meaning assigned to such term in Regulation S.

          "NOTE GUARANTEE" means the subordinated guarantee by each Guarantor of the Issuer's payment obligations under this Indenture and the Notes, executed pursuant to this Indenture.

          "NOTES" means, collectively, the Issuer's 8 3/4% Senior Subordinated Notes due 2012 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, issued as Exchange Notes or Private Exchange Notes, or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "OBLIGATION" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING MEMORANDUM" means the offering memorandum of the Issuer and the Guarantors relating to the Notes dated February 5, 2004.

          "OFFICER" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer, a Guarantor or the Trustee.

          "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Issuer or any Guarantor that ranks PARI PASSU in right of payment with the Notes or the Note Guarantees, as applicable.

          "PERMITTED BUSINESS" means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Offering Memorandum, businesses that are otherwise within the healthcare, life sciences or diagnostic industries and businesses that are reasonably related thereto.

          "PERMITTED INVESTMENT" means:

          (1) Investments by the Issuer or any Restricted Subsidiary (a) in any Restricted Subsidiary or (b) including the purchase price paid for and reasonable transaction costs related thereto, in any Person that is or will become immediately after or substantially concurrent with such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

          (2)    Investments in the Issuer by any Restricted Subsidiary;

          (3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for BONA FIDE business purposes and to purchase Equity Interests of the Issuer not in excess of $2.0 million at any one time outstanding, in addition to any such loans outstanding on the Issue Date;

          (4)    Hedging Obligations incurred pursuant to Section 4.08(b)(4);

          (5)    cash and Cash Equivalents;

          (6) receivables owing to the Issuer or any Restricted Subsidiary and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

          (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11;

          (9) lease, utility and other similar deposits in the ordinary course of business;

          (10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

          (11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

          (12)   Investments existing on the Issue Date; and

          (13) other Investments in an aggregate amount not to exceed $15.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

          The amount of Investments outstanding at any time pursuant to clause
(13) above shall be deemed to be reduced:

          (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (13) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

          (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (13) above.

          "PERMITTED JUNIOR SECURITIES" means:

          (1)    Equity Interests in the Issuer or any Guarantor; or

          (2) debt securities that are subordinated to (a) all Senior Debt and Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt, in each case, to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt and Guarantor Senior Debt under the Indenture.

          "PERMITTED LIENS" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or payable without penalty or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory, contractual or common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) Liens upon specific items of inventory, equipment or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (5) attachment or judgment Liens not giving rise to a Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

          (6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which are customary or do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

          (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby, and other assets relating to such letters of credit and products and proceeds thereof;

          (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

          (9) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; PROVIDED, HOWEVER, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

         (10) leases or subleases (or any Liens on the property related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

         (11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (12) Liens securing all of the Notes and Exchange Notes and Liens securing any Note Guarantee;

         (13)    Liens securing Senior Debt or Guarantor Senior Debt;

         (14) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

         (15)    Liens in favor of the Issuer or a Restricted Subsidiary;

         (16)    Liens securing Purchase Money Indebtedness;

         (17) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; PROVIDED, HOWEVER, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

         (18) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

         (19) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17) and (18); PROVIDED, HOWEVER, that in each case such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof) and such Refinancing Indebtedness so secured shall not be subordinated in right of payment to any other Indebtedness;

         (20) Liens to secure Attributable Indebtedness and/or that are incurred pursuant to Section 4.20; PROVIDED, HOWEVER, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

         (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

         (22) Liens incurred in the ordinary course of business of the Issuer or any Guarantor with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $2.0 million at any one time outstanding.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "PLAN OF LIQUIDATION" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

          "PREFERRED STOCK" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

          "PRINCIPAL" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

          "PRIVATE EXCHANGE" has the meaning given to it in the Registration Rights Agreement.

          "PRIVATE EXCHANGE NOTES" has the meaning given to it in the Registration Rights Agreement.

          "PRIVATE PLACEMENT LEGEND" means the legends initially set forth on the Notes in the form set forth in EXHIBIT B.

          "PURCHASE MONEY INDEBTEDNESS" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; PROVIDED, HOWEVER, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

          "QUALIFIED EQUITY INTERESTS" means Equity Interests of the Issuer other than Disqualified Equity Interests; PROVIDED, HOWEVER, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including in respect of any employee stock ownership or benefit plan).

          "QUALIFIED EQUITY OFFERING" means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any other Person who is not, prior to such issuance and sale, an Affiliate of the Issuer.

          "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "RECORD DATE" means the applicable Record Date specified in the Notes; PROVIDED, HOWEVER, that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.

          "REDEEM" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "REDEMPTION" shall have a correlative meaning; PROVIDED, HOWEVER, that this definition shall not apply for purposes of Section 5 or Section 6 of the Notes or Article Three.

          "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

          "REFINANCE" means to refinance, repay, prepay, replace, renew or refund.

          "REFINANCING INDEBTEDNESS" means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the "REFINANCED INDEBTEDNESS"); PROVIDED, HOWEVER, that:

          (1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

          (2) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

          (3) if the Refinanced Indebtedness was subordinated to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness, and if the Refinanced Indebtedness was PARI PASSU with the Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness ranks PARI PASSU with, or is subordinated to, the Notes or the Note Guarantees, as the case may be;

          (4) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

          (5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

          (6) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of February 10, 2004 among the Issuer, the Guarantors and the Initial Purchasers, as amended, supplemented or modified from time to time, and any similar agreement entered into in connection with the issuance of any Additional Notes.

          "REGULATION S" means Regulation S under the Securities Act.

          "REPRESENTATIVE" means any agent or representative in respect of any Designated Senior Debt; PROVIDED, HOWEVER, that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

          "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

          "RESTRICTED PAYMENT" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary by the Issuer or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and PRO RATA dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

          (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including any payment by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary and any redemptions to the extent payable in Equity Interests of the Issuer or of an acquiror of the Issuer, in either case other than Disqualified Equity Interests;

          (3)    any Investment other than a Permitted Investment; or

          (4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness, other than the prepayment of the 9% Subordinated Notes.

          "RESTRICTED SECURITY" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

          "RULE 144A" means Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "SALE AND LEASEBACK TRANSACTIONS" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

          "SEC" means the U.S. Securities and Exchange Commission.

          "SECRETARY'S CERTIFICATE" means a certificate signed by the Secretary of the Issuer.

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

          "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

          Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all obligations of every nature under, or with respect to, the Credit Agreement, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

          (2)    all Hedging Obligations in respect of the Credit Agreement;

in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1)    any Indebtedness of the Issuer to any of its Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries (including amounts owed for compensation);

          (3) obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

          (4)    Indebtedness represented by Disqualified Equity Interests;

          (5)    any liability for taxes owed or owing by the Issuer;

          (6) that portion of any Indebtedness incurred in violation of this Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate (and/or representation or warranty) of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the provisions of this Indenture);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer.

          "SIGNIFICANT SUBSIDIARY" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

          "STATED MATURITY" means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

          "SUBSIDIARY" means, with respect to any Person:

          (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

          "TRANSACTION DATE" has the meaning assigned to such term in the definition of Consolidated Interest Coverage Ratio.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UNRESTRICTED SUBSIDIARY" means, (1) on the Issue Date, each of IVC Industries, Inc. and Orgenics, Ltd. and each of their respective Subsidiaries,
(2) any other Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.17 and (3) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

          "VOTING STOCK" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

          "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

SECTION 1.02.    OTHER DEFINITIONS.

   Term                                                                          Defined in Section
----------                                                                     ----------------------
"Additional Notes"..........................................................            2.02
"Affiliate Transaction".....................................................            4.12
"Authentication Order"......................................................            2.02

   Term                                                                          Defined in Section
----------                                                                     ----------------------
"Change of Control Offer"...................................................            4.07
"Change of Control Payment Date"............................................            4.07
"Change of Control Purchase Price"..........................................            4.07
"Covenant Defeasance".......................................................            8.02
"Coverage Ratio Exception"..................................................            4.08
"Designated Non-Cash Consideration".........................................            4.11
"Designation"...............................................................            4.17
"Designation Amount"........................................................            4.17
"Event of Default"..........................................................            6.01
"Excess Proceeds"...........................................................            4.11
"Global Notes"..............................................................            2.01
"Guarantee Obligations".....................................................           11.01
"IAI Global Note"...........................................................            2.01
"Initial Global Notes"......................................................            2.01
"Initial Notes".............................................................            2.02
"Issuer" ...................................................................          Preamble
"Legal Defeasance"..........................................................            8.02
"Net Proceeds Deficiency"...................................................            4.11
"Net Proceeds Offer"........................................................            4.11
"Net Proceeds Payment Date".................................................            4.11
"Non-Payment Default".......................................................           10.02
"Offered Price".............................................................            4.11
"144A Global Note"..........................................................            2.01
"Pari Passu Indebtedness Price".............................................            4.11
"Participants"..............................................................            2.15
"Paying Agent"..............................................................            2.03
"Payment Amount"............................................................            4.11
"Payment Blockage Notice"...................................................           10.02
"Payment Blockage Period"...................................................           10.02
"Payment Default"...........................................................           10.02
"Permitted Indebtedness"....................................................            4.08
"Physical Notes"............................................................            2.01
"Redesignation".............................................................            4.17
"Registrar".................................................................            2.03
"Regulation S Global Note"..................................................            2.01
"Restricted Payments Basket"................................................            4.09
"Successor".................................................................            5.01

SECTION 1.03.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuer, any Guarantor or any other obligor on the Notes.

          All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.    RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)    a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)    "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)    provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation."

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.    FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Note Guarantee from each of the Guarantors endorsed thereon substantially in the form of EXHIBIT E.

          The terms and provisions contained in the Notes and the Note Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in EXHIBIT A (the "144A GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in EXHIBIT B.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global
Note in registered form, substantially in the form of EXHIBIT A (the "REGULATION S GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in EXHIBIT B.

          The initial offer and resale of the Notes shall not be to an Institutional Accredited Investor. The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.16(a) shall be issued initially in the form of a single permanent Global Note in registered form, substantially in the form set forth in EXHIBIT A (the "IAI GLOBAL NOTE," and, together with the 144A Global Note and the Regulation S Global Note, the "INITIAL GLOBAL NOTES"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in EXHIBIT B.

          Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in EXHIBIT A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the "GLOBAL NOTES").

          The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A and bearing the applicable legends, if any, (the "PHYSICAL NOTES").

SECTION 2.02. EXECUTION, AUTHENTICATION AND DENOMINATION; ADDITIONAL NOTES; EXCHANGE NOTES

          One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Issuer by manual or facsimile signature. One Officer of each Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Note Guarantee for such Guarantor by manual or facsimile signature.

          If an Officer whose signature is on a Note or Note Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note (and the Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.08) not to exceed $150,000,000 (the "INITIAL NOTES"), (ii) additional Notes (the "ADDITIONAL NOTES") and (iii) Exchange Notes or Private Exchange Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a written order of the Issuer in the form of a certificate of an Officer of the Issuer (an "AUTHENTICATION ORDER"). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes, Private Exchange Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) or (iii) of the first sentence of this paragraph, such Authentication Order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee.

          All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes and the Private Exchange Notes shall bear any legend required by applicable law.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.    REGISTRAR AND PAYING AGENT.

          The Issuer shall maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.07 and 4.11, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed and the Trustee hereby agrees to so initially act.

          The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.    PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Issuer shall require each Paying Agent other than the Trustee or the Issuer or any Subsidiary to agree in writing that, subject to Article Ten and Section 11.02, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.    HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.    TRANSFER AND EXCHANGE.

          Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07.    REPLACEMENT NOTES.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

          Every replacement Note is an additional obligation of the Issuer and every replacement Note Guarantee shall constitute an additional obligation of the Guarantor thereof.

          The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

SECTION 2.08.    OUTSTANDING NOTES.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

          If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.    TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.    TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11.    CANCELLATION.

          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Certification of the destruction of all cancelled Notes shall be delivered to the Issuer upon request by the Issuer. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.    DEFAULTED INTEREST.

          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.    CUSIP AND ISIN NUMBERS.

          The Issuer in issuing the Notes may use "CUSIP" or "ISIN" numbers, and if so, the Trustee shall use the "CUSIP" or "ISIN" numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP" or "ISIN" numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

SECTION 2.14.    DEPOSIT OF MONEYS.

          Subject to Section 2 of the Notes, prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Payment Date, as the case may be.

SECTION 2.15.    BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT B, as applicable.

          Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuer that it is unwilling or unable to act as Depository for any Global Note, the Issuer so notifies the Trustee in writing and a successor Depository is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in the form of Physical Notes under this Indenture, or (iii) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

          (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuer shall execute, (ii) the Guarantors shall execute notations of Note Guarantees on and (iii) the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.    SPECIAL TRANSFER AND EXCHANGE PROVISIONS.

          (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

          (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C hereto and any legal opinions and certifications as may be reasonably requested by the Trustee and the Issuer;

          (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications), the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

          (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global
     Note in an amount equal to the principal amount of the Notes to be transferred.

          (b) TRANSFERS TO QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

          (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the

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     provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

          (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

          (c) TRANSFERS TO NON-U.S. PERSONS. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

          (i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of EXHIBIT D from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Issuer may reasonably request; and

          (ii) (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note, as the case may be, to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note, the IAI Global Note or the Physical Notes, as the case may be, to be transferred.

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          (d)    EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer.

          (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

          (g) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time

                                      -36-
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prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    NOTICES TO TRUSTEE.

          If the Issuer elects to redeem Notes pursuant to Section 5 or Section 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuer shall give notice of redemption to the Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02.    SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed at any time pursuant to Sections 5 and 6 of the Notes, the Trustee will select Notes for redemption as follows:

          (x) if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (y) if the Notes are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate;

PROVIDED, HOWEVER, that, in the case of such redemption pursuant to Section 6 of the Notes, the Trustee will select the Notes on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of the Depository) unless that method is otherwise prohibited.

          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in the amounts of $1,000 or integral multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of the Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to the Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.    NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first class mail, postage prepaid, to each Holder

                                      -37-
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whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 8.01 may be more than 60 days before such Redemption Date). At the Issuer's request, the Trustee shall forward the notice of redemption in the Issuer's name and at the Issuer's expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

          (1)    the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)    the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (5) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

          (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (8) the Section of the Notes or the Indenture, as applicable, pursuant to which the Notes are to be redeemed.

          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

          At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; PROVIDED, HOWEVER, that the Issuer shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice (in the name and at the expense of the Issuer) and setting forth the information to be stated in such notice as provided in this Section 3.03.

SECTION 3.04.    EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be

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paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuer shall have not complied with its obligations pursuant to Section 3.05.

SECTION 3.05.    DEPOSIT OF REDEMPTION PRICE.

          On or before 10:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date.

          If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.    NOTES REDEEMED IN PART.

          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.    PAYMENT OF NOTES.

          The Issuer shall pay or cause to be paid the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. The Paying Agent shall return to the Issuer promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is not a Business Day, at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

          The Issuer shall pay interest (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), on overdue principal and premium, if any, and overdue interest (without regard to applicable grace periods), to the extent lawful, at the same rate PER ANNUM borne by the Notes.

          Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

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SECTION 4.02.    MAINTENANCE OF OFFICE OR AGENCY.

          The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03 (which may be an office or drop facility of the Trustee or an affiliate of the Trustee or Registrar). The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02 and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer hereby initially designates U.S. Bank Trust National Association, located at 100 Wall Street, Suite 1600, New York, New York 10005, as such office of the Issuer in accordance with Section 2.03.

SECTION 4.03.    CORPORATE EXISTENCE.

          Except as otherwise permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Restricted Subsidiary and the material rights (charter and statutory) and material franchises of the Issuer and each of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Issuer shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Restricted Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.04.    PAYMENT OF TAXES.

          The Issuer and the Guarantors shall, and shall cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Restricted Subsidiaries; PROVIDED, HOWEVER, that the Issuer and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made.

SECTION 4.05.    COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          (a) The Issuer shall deliver to the Trustee, within 120 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view

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to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Issuer and the Guarantors during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Issuer is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes the fiscal year end.

          (b) The Issuer shall deliver to the Trustee promptly and in any event within five days after the Issuer becomes aware of the occurrence of any Default an Officers' Certificate specifying the Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.

SECTION 4.06.    WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Issuer and each Guarantor covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Note Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.    CHANGE OF CONTROL.

          (a) Upon the occurrence of any Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer (the "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Issuer will offer to pay an amount in cash (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the aggregate principal amount of Notes purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Issuer will mail, or cause to be mailed, a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date (the "CHANGE OF CONTROL PAYMENT DATE") specified in such notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described below. Such notice shall state:

          (1)    that the Change of Control Offer is being made pursuant to this
     Section 4.07 and that all Notes tendered and not withdrawn will be accepted for payment;

          (2) the Change of Control Purchase Price and the Change of Control Payment Date;

          (3)    that any Note not tendered will continue to accrue interest;

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          (4)    that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered (equal to $1,000 or an integral multiple thereof); and

          (8) the circumstances and relevant facts regarding such Change of Control.

          (b) On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

          (c) The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, HOWEVER, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

          (d) The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (e) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

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          (f)    The Issuer shall cause the Change of Control Offer to remain open for at least 20 Business Days or for such longer period as may be required by law. The Issuer will comply, and will cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.07, the Issuer will not be deemed to have breached their obligations under this Section 4.07 by virtue of complying with such laws or regulations.

SECTION 4.08.    LIMITATIONS ON ADDITIONAL INDEBTEDNESS.

          (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; PROVIDED, HOWEVER, that the Issuer or any Guarantor may incur additional Indebtedness and any Restricted Subsidiary may incur Acquired Indebtedness if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least (a)
2.00 to 1.00 if the incurrence occurs on or prior to the third anniversary of the Issue Date and (b) 2.25 to 1.00 if the incurrence occurs thereafter (the "COVERAGE RATIO EXCEPTION").

          (b) Notwithstanding Section 4.08(a), each of the following shall be permitted (the "PERMITTED INDEBTEDNESS"):

          (1) Indebtedness of the Issuer and any Restricted Subsidiary under the Credit Agreement in an aggregate amount at any time outstanding not to exceed the greater of (x) $75.0 million, LESS the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreement in accordance with Section 4.11 and (y) 85% of the book value of the accounts receivable plus 65% of the book value of inventory of the Issuer and the Restricted Subsidiaries, in each case calculated on a consolidated basis and in accordance with GAAP as of the last day of the last full fiscal quarter for which financial statements are available;

          (2) the Notes issued on the Issue Date and the Note Guarantees and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

          (3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

          (4) Indebtedness under Hedging Obligations entered into in the ordinary course of business for BONA FIDE hedging purposes and not for the purpose of speculation that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity process; PROVIDED, HOWEVER, that if such Hedging Obligations are of the type described in clause (1) of the definition thereof, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

          (5) Indebtedness of the Issuer owed to a Guarantor or a Foreign Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer, any Guarantor or any Foreign Restricted Subsidiary; PROVIDED, HOWEVER, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Is-suer, a Guarantor or a Foreign Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

          (6) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer, any Guarantor or any Foreign Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer, any Guarantor or any Foreign Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (7) Purchase Money Indebtedness incurred by the Issuer, any Guarantor or any Foreign Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $15.0 million;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of incurrence;

          (9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

         (10) Refinancing Indebtedness incurred by the Issuer, any Guarantor or any other Restricted Subsidiary with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or clause (3) above; PROVIDED, HOWEVER, that in the case of a Restricted Subsidiary other than a Guarantor, such Restricted Subsidiary shall only be allowed to refinance its own Indebtedness or Indebtedness of another Restricted Subsidiary that is not a Guarantor;

         (11) Indebtedness of any Foreign Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed 5% of Consolidated Total Assets; and

         (12) Indebtedness of the Issuer, any Guarantor or any Foreign Restricted Subsidiary in an aggregate amount not to exceed $20.0 million at any time outstanding.

          (c) For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) of Section 4.08(b) or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) of Section 4.08(b). In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.08, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

          (d) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Equity Interests of the Issuer in the form of additional shares of the same class of Disqualified Equity Interest will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.08.

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SECTION 4.09.    LIMITATIONS ON RESTRICTED PAYMENTS.

          (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

          (1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

          (3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4) or (5) of Section 4.09(b)), exceeds the sum (the "RESTRICTED PAYMENTS BASKET") of (without duplication):

                 (i) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), PLUS

                 (ii) 100% of the aggregate net proceeds, including cash and the Fair Market Value of the equity of a Person or of assets used in or constituting a line of business, in each case which becomes or becomes owned by a Restricted Subsidiary, received by the Issuer from the issuance and sale of Qualified Equity Interests after the Issue Date, other than any such proceeds which are used to redeem Notes in accordance with Section 6 of the Notes; PROVIDED, HOWEVER, that the Issuer delivers to the Trustee:

                       (x) with respect to any equity or assets with a Fair
                 Market Value in excess of $5.0 million, an Officers' Certificate setting forth such Fair Market Value and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the Independent Directors approving such Fair Market Value; and

                       (y) with respect to any equity or assets
                 with a Fair Market Value in excess of $10.0 million, the certificates described in the preceding clause (x) and a written opinion as to the Fair Market Value of such equity or assets received by the Issuer from the issuance and sale of such Qualified Equity Interests to the Issuer issued by an Independent Financial Advisor (which opinion may be in the form of a fairness opinion with respect to the transaction in which the equity or assets are acquired), PLUS

                 (iii) 100% of the aggregate net cash proceeds received by the Issuer as contributions to the common equity of the Issuer after the Issue Date, other than any such proceeds which are used to redeem Notes in accordance with Section 6 of the Notes, PLUS

                 (iv) the aggregate amount by which Indebtedness incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), PLUS

                 (v) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, PLUS

                 (vi) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer's Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

          (b)    The foregoing provisions will not prohibit:

          (1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

          (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

          (3) the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section
4.08 and the other terms of this Indenture;

          (4) the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; PROVIDED, HOWEVER, that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year;

          (5) repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represents a portion of the exercise price thereof;

          (6) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 4.07, any purchase or redemption of Indebtedness of the Issuer required pursuant to the terms thereof; or

          (7) Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (7), does not exceed $20.0 million;

PROVIDED, HOWEVER, that (a) in the case of any Restricted Payment pursuant to clause (3) or (7) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

SECTION 4.10.    LIMITATIONS ON LIENS.

          The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against (other than Permitted Liens) any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom (other than Asset Sales permitted under Section 4.11), unless contemporaneously therewith:

          (a) in the case of any Lien securing an obligation that ranks PARI PASSU with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

          (b) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

SECTION 4.11.    LIMITATIONS ON ASSET SALES.

          (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

          (2) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.

          (b) For purposes of clause (2) of Section 4.11(a), the following shall be deemed to be cash:

          (1) the amount (without duplication) of any Indebtedness of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is released by the holder of such Indebtedness;

          (2) the amount of any obligations received from such transferee that are within 90 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received);

          (3) the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii); and

          (4) the Fair Market Value of any Equity Interests for which the Issuer or such Restricted Subsidiary has a contractual right to require the registration of such Equity Interests under the Securities Act or the applicable securities laws of the jurisdiction in which such Securities are listed on a Major Foreign Exchange ("DESIGNATED NON-CASH CONSIDERATION"); PROVIDED, HOWEVER, that no consideration received in an Asset Sale will constitute Designated Non-Cash Consideration if the classification of such consideration as Designated Non-Cash Consideration would cause the aggregate amount of all such Designated Non-Cash Consideration outstanding at that time to exceed 2.5% of Consolidated Total Assets.

          (c) If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this
Section 4.11.

          (d) If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 360 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

          (1) repay Senior Debt or Guarantor Senior Debt, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

          (2) repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or

          (3) (A) invest all or any part of the Net Available Proceeds thereof in assets (other than securities), including expenditures for research and development activities, to be used by the Issuer or any Restricted Subsidiary in the Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

          (e) The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "EXCESS PROCEEDS." The Issuer or such Restricted Subsidiary may repay Senior Debt or Guarantor Senior Debt under a revolving credit facility during the 360 days following the consummation of such Asset Sale without effecting a permanent reduction in the availability under such revolving credit facility, pending application of such proceeds pursuant to clause (1), (2) or (3) of Section 4.11(d) or their use as Excess Proceeds in accordance with the next paragraph, and such repayment shall not be considered an application of Net Available Proceeds for purposes of this paragraph; PROVIDED, HOWEVER, that, if such Net Available Proceeds are not applied after 360 days for any purpose other than the repayment of a revolving credit facility, a permanent reduction in the availability under such revolving credit facility shall then be required.

          (f) When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

          (1) the Issuer will (a) make an offer to purchase (a "NET PROCEEDS OFFER") to all Holders in accordance with the procedures set forth in this Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, PRO RATA in proportion to the respective principal amounts of the Notes and such other Pari Passu Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "PAYMENT AMOUNT") of such Excess Proceeds;

          (2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in this Indenture and the redemption price for such Pari Passu Indebtedness (the "PARI PASSU INDEBTEDNESS PRICE") shall be as set forth in the related documentation governing such Indebtedness;

          (3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the PRO RATA portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a PRO RATA basis; and

          (4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

          (g) To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "NET PROCEEDS DEFICIENCY"), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

          (h) Upon the commencement of a Net Proceeds Offer, the Issuer shall send or cause to be sent, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Net Proceeds Offer. Any Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

          (1)    that the Net Proceeds Offer is being made pursuant to this
     Section 4.11;

          (2) the Payment Amount, the Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notices is mailed (the "NET PROCEEDS PAYMENT DATE");

          (3) that any Notes not tendered or accepted for payment shall continue to accrue interest;

          (4) that, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Net Proceeds Payment Date;

          (5) that Holders electing to have any Notes purchased pursuant to any Net Proceeds Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three days before the Net Proceeds Payment Date;

          (6) that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than the Net Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Payment Amount, the Issuer shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

          (i) On the Net Proceeds Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer, subject to pro ration if the aggregate Notes tendered exceed the Payment Amount allocable to the Notes; (2) deposit with the Paying Agent U.S. Legal Tender equal to the lesser of the Payment Amount allocable to the Notes and the amount sufficient to pay the Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date.

          (j) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Offered Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; PROVIDED, HOWEVER, that each such new Note shall be in principal amount of $1,000 or an integral multiple thereof. However, if the Net Proceeds Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

          (k) The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.11, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue of this compliance.

SECTION 4.12.    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

          (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "AFFILIATE TRANSACTION"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

          (2)    the Issuer delivers to the Trustee:

                 (i) with respect to any Affiliate Transaction involving aggregate value expended by the Issuer or any Restricted Subsidiary in a consecutive twelve-month period in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the Independent Directors approving such Affiliate Transaction; and

                 (ii) with respect to any Affiliate Transaction involving aggregate value expended by the Issuer or any Restricted Subsidiary in a consecutive twelve-month period of $10.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

          (b)    The foregoing restrictions shall not apply to:

          (1) transactions exclusively between or among (i) the Issuer and one or more Restricted Subsidiaries or (ii) Restricted Subsidiaries; PROVIDED, HOWEVER, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

          (2) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification and insurance arrangements;

          (3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not materially in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

          (4) loans and advances permitted by clause (3) of the definition of "Permitted Investments";

          (5)    Restricted Payments which are made in accordance with Section
     4.09 and the purchase, repayment or redemption of the 9% Subordinated Notes, 10% Subordinated Notes and 3% Convertible Notes at or prior to the maturity thereof, in each case in an amount not in excess of the terms of such Indebtedness as in effect on the Issue Date; or

          (6) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests.

          (c) The foregoing restrictions in clause (2) of Section 4.12(a) shall not apply to ordinary course transactions between the Issuer or any Restricted Subsidiary and an Unrestricted Subsidiary.

SECTION 4.13. LIMITATIONS ON DIVIDEND AND OTHER RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions on or in respect of its Equity Interests;

          (b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

          (c) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

          (1) encumbrances or restrictions existing under or by reason of applicable law;

          (2) encumbrances or restrictions existing under this Indenture, the Notes, the Exchange Notes and the Note Guarantees;

          (3) non-assignment provisions or other restrictions on transfer contained in any lease, license or other contract entered into in the ordinary course of business;

          (4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Agreement) as in effect on that date (with similar restrictions under any such agreement applicable to future Restricted Subsidiaries being permitted hereunder);

          (5) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (6) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

          (7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are, in the good faith judgment of the Board of Directors, not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary (or any future Restricted Subsidiary) pursuant to agreements in effect on the Issue Date;

          (9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

         (10)    Purchase Money Indebtedness incurred in compliance with Section
     4.08 that impose restrictions of the nature described in clause (c) above on the assets acquired; and

         (11) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; PROVIDED, HOWEVER, that such amendments or refinancings are, in the good faith judgment of the Issuer's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions, taken as a whole, than those prior to such amendment or refinancing.

SECTION 4.14.    ADDITIONAL NOTE GUARANTEES.

          (a) If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create a Domestic Subsidiary that guarantees any Indebtedness or other Obligation under the Credit Agreement (other than a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary that is a Domestic Subsidiary that guarantees any Indebtedness or other Obligation under the Credit Agreement is redesignated a Restricted Subsidiary or (c) if the proviso in the definition of "Domestic Subsidiary" shall cease to apply whereupon Morpheus Acquisition LLC shall become a Domestic Subsidiary, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

          (1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

          (2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

          (b) Notwithstanding Section 4.14(a), a Subsidiary Guarantor will be automatically and unconditionally released and discharged from its obligations under its Note Guarantee, this Indenture and the Registration Rights Agreement under the circumstances set forth in Section 11.05. The form of the Note Guarantee is attached hereto as EXHIBIT E.

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SECTION 4.15.    LIMITATION ON LAYERING INDEBTEDNESS.

          (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary and subordinated in right of payment to any other Indebtedness of the Issuer or of such Restricted Subsidiary, as the case may be.

          (b) For purposes of Section 4.15(a), no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Restricted Subsidiary solely by virtue of being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.16.    REPORTS TO HOLDERS.

          (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, or file electronically with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods applicable to the Issuer under Section 13(a) or 15(d) of the Exchange Act:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

          (b) In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses
(1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.17.    LIMITATIONS ON DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

          (a) The Issuer may designate any Subsidiary of the Issuer as an "Unrestricted Subsidiary" under this Indenture (a "DESIGNATION") only if:

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to
     Section 4.09(a), in either case, in an amount (the "DESIGNATION AMOUNT") equal to the Fair Market Value of the Issuer's proportionate interest in such Subsidiary on such date, LESS, for this purpose, the amount of any intercompany

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     loan from the Issuer or any Restricted Subsidiary to such Subsidiary that was treated as a Restricted Payment.

          (b) No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

          (1)    has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

          (3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary in excess of $5.0 million in the aggregate, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted under Section 4.09.

          (c) If, at any time, any Unrestricted Subsidiary fails to meet the requirements of Section 4.17(a) and (b) as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.08 or the Lien is not permitted under Section 4.10, the Issuer shall be in default of the applicable covenant. For purposes of clause (1) of Section 4.17(b), with respect to IVC Industries, Inc., "Non-Recourse Debt" shall be deemed to include Preferred Stock of IVC Industries, Inc. outstanding on the Issue Date.

          (d) The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "REDESIGNATION") only if:

          (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

          (e) All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

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SECTION 4.18.    LIMITATION ON THE ISSUANCE OR SALE OF EQUITY INTERESTS OF
                 RESTRICTED SUBSIDIARIES.

          The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Issuer, a Guarantor or the minority stockholders of any Guarantor, on a PRO RATA basis, at Fair Market Value, or (2) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this Section 4.18 but is subject to
Section 4.11.

SECTION 4.19.    CONDUCT OF BUSINESS.

          The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

SECTION 4.20.    LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.

          The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; PROVIDED, HOWEVER, that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (a) the Issuer or such Restricted Subsidiary could have (1) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.08 and (2) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to Section 4.10;

          (b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

          (c) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with Section 4.11.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.    MERGERS, CONSOLIDATIONS, ETC.

          (a) The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (1) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (2) effect a Plan of Liquidation unless, in either case:

          (i)    either:

                 (x)   the Issuer will be the surviving or continuing Person; or

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                 (y)   the Person formed by or surviving such consolidation or
          merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement;

          (ii) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (i)(y) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

          (iii) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Issuer, immediately after giving effect to such transaction and the assumption of the obligations set forth in clause (i)(y) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (x) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (y) either (A) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (B) the Consolidated Interest Coverage Ratio of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Interest Coverage Ratio of the Issuer immediately prior to such transaction.

          For purposes of this Section 5.01(a), any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

          (b) Except as provided under Article Eleven, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or another Guarantor), whether or not affiliated with such Guarantor, unless:

          (1)    either:

                 (i)   such Guarantor will be the surviving or continuing
          Person; or

                 (ii) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement; and

          (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

          (c) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

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          (d)    Except as provided under Article Eleven, upon any
consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

          (e) Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.    EVENTS OF DEFAULT.

          Each of the following is an "EVENT OF DEFAULT":

          (1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture);

          (2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture);

          (3) failure by the Issuer to comply with Article Five or in respect of its obligations to make a Change of Control Offer as described under
     Section 4.07 (whether or not such payment is prohibited by the subordination provisions of this Indenture);

          (4) failure by the Issuer to comply with any other agreement or covenant in this Indenture and the continuance of any such failure for 30 days after notice of such failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

          (5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

                 (i) is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) principal on such Indebtedness within the applicable express grace period,

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                 (ii)  results in the acceleration of such Indebtedness prior to its express final maturity or

                 (iii) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (i),
     (ii) or (iii) has occurred and is continuing, aggregates $10.0 million or more;

          (6) one or more final judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered (or such longer period as may be permitted for timely appeal under applicable law);

          (7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                 (i)   commences a voluntary case,

                 (ii) consents to the entry of an order for relief against it in an involuntary case,

                 (iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

                 (iv) makes a general assignment for the benefit of its creditors;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (i) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

                 (ii) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

                 (iii) orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

          (9) (a) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid and such Event of Default remains uncured for a period of 30 days, or (b) any Guarantor denies its liability under its Note

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     Guarantee (other than by reason of release of a Guarantor from its Note
     Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

SECTION 6.02.    ACCELERATION.

          (a)    If an Event of Default specified in clause (7) or (8) of
Section 6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice. If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable (a) if there is any Designated Senior Debt outstanding at such time, with respect to any acceleration arising out of any event of default other than a payment default, upon the earlier of (x) the date which is five (5) business days after receipt by the Representatives of a notice such acceleration or (y) the date of acceleration of any Designated Senior Debt and (b) if otherwise, immediately; PROVIDED, HOWEVER, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration:

          (1) if the rescission would not conflict with any judgment or decree;

          (2) if all existing Defaults have been cured or waived except nonpayment of principal and interest that has become due solely because of this acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4) if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and

          (5) in the event of a cure or waiver of a Default of the type set forth in Section 6.01(7) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          (b) The Issuer shall provide prompt written notice to the holders of Senior Debt and Guarantor Senior Debt of any acceleration pursuant to Section 6.02(a).

SECTION 6.03.    OTHER REMEDIES.

          (a) If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a

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waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.    WAIVER OF PAST DEFAULTS.

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(1) or (2). The Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

SECTION 6.05.    CONTROL BY MAJORITY.

          (a) The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          (b) In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.    LIMITATION ON SUITS.

          (a) No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

          (1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

          (2) has been offered indemnity satisfactory to it in its reasonable judgment; and

          (3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

          (b) However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).

          (c) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

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SECTION 6.07.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.    COLLECTION SUIT BY TRUSTEE.

          If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate PER ANNUM borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10.    PRIORITIES.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          THIRD: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

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          FOURTH: to the Issuer or, if applicable, the Guarantors, as their respective interests may appear.

          The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.    DUTIES OF TRUSTEE.

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)    Except during the continuance of a Default:

          (1) The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)    This paragraph does not limit the effect of Section 7.01(b).

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          (2)    The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this
Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.    RIGHTS OF TRUSTEE.

          Subject to Section 7.01:

          (a) The Trustee may rely conclusively on any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

          (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

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          (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          (j) Except with respect to Section 4.01 and 4.05, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification.

          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.    INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.    TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

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SECTION 7.05.    NOTICE OF DEFAULT.

          If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 30 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Payment Date pursuant to a Net Proceeds Offer, or a Default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.    REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each January 1, beginning with January 1, 2005, the Trustee shall, to the extent that any of the events described in Trust Indenture Act Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act Section 313(a). The Trustee also shall comply with Trust Indenture Act Sections 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

          The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act Section 313(d).

SECTION 7.07.    COMPENSATION AND INDEMNITY.

          The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; PROVIDED, HOWEVER, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably

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withheld), it assumes the Trustee's defense and there is no conflict of interest between the Issuer and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section 7.07 shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Section 11.02, except assets or money held in trust to pay principal of or interest on particular Notes.

          When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.    REPLACEMENT OF TRUSTEE.

          The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

          (1)    the Trustee fails to comply with Section 7.10;

          (2)    the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)    the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of

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the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED, HOWEVER, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met. The provisions of Trust Indenture Act Section 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER.

          The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    TERMINATION OF THE ISSUER'S OBLIGATIONS.

          The Issuer may terminate its obligations under the Notes and this Indenture and the obligations of the Guarantors under the Note Guarantees and the Indenture and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

          (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

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          (2)    (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to Section 5 or Section 6 of the Notes and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

          (b) the Issuer has paid all sums payable by them under this Indenture,

          (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

          (d) Holders have a valid, perfected, exclusive security interest in this trust.

          In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

          In the case of clause (2) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Issuer only), 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuer's obligations in Sections 7.07,
8.05 and 8.06 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02.    LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

          (a) The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

          (b) Upon the Issuer's exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

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          (ii)   the Issuer's obligations with respect to such Notes under
     Article Two and Section 4.02 hereof;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith; and

          (iv) the provisions of this Article Eight applicable to Legal Defeasance.

          Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

          (c) Upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Issuer), 4.04, 4.05, and 4.07 through 4.20, clause (3) of Section 5.01(a) and Article 11 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section
6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (3), (4), (5), (6) and (9) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03.    CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

          (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest and premium, if any, on the Notes on the stated date for payment or on the redemption date of the Notes and the holders must have a valid, perfected, exclusive security interest in such trust,

          (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                 (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

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                 (b)   since the date of this Indenture, there has been a change
          in the applicable U.S. federal income tax law,

     in either case to the effect that, and based thereon the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

          (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

          (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

          (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien on such deposit in favor of the Trustee and/or the Holders),

          (6) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other of its creditors, and

          (7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2), if applicable, and/or (3) and (5) of this Section 8.03 have been complied with.

SECTION 8.04.    APPLICATION OF TRUST MONEY.

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuer.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

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          Anything in this Article Eight to the contrary notwithstanding, the
Trustee shall promptly deliver or pay to the Issuer from time to time upon the Issuer's request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.    REPAYMENT TO THE ISSUER.

          The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.    REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, and interest on, the Notes when due, the Issuer's obligations under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; PROVIDED, HOWEVER, that if the Issuer has made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    WITHOUT CONSENT OF HOLDERS.

          Subject to Section 9.03, the Issuer, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Note Guarantees without notice to or consent of any Holder:

          (1)    to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

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          (3)    to provide for the assumption of the Issuer's or a Guarantor's obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the assets, in accordance with Article Five;

          (4) to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

          (5) to make any change that would not materially adversely affect the rights of any Holder; or

          (6) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

PROVIDED, HOWEVER, that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.    WITH CONSENT OF HOLDERS.

          (a) Subject to Sections 6.07 and 9.03, the Issuer, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may amend or supplement this Indenture, the Notes or the Note Guarantees, without notice to any other Holders. Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Note Guarantees without notice to any other Holders; PROVIDED, HOWEVER, that after the occurrence of a Change of Control, no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under Section 4.07 or the related definitions that could adversely affect the rights of any Holder.

          (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment or waiver may:

          (1)    reduce, or change the maturity, of the principal of any Note;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes (other than provisions relating to the purchase of Notes set forth in Section 4.07 and Section 4.11);

          (4) make any Note payable in money or currency other than that stated in the Notes;

          (5) modify or change any provision of this Indenture or the related definitions affecting the subordination of the Notes or any Note Guarantee in a manner that adversely affects the Holders in any material respect;

          (6) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

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          (7)    waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

          (8) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor;

          (9) release any Guarantor which is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

         (10)    make any change in these amendment and waiver provisions.

          (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

          (d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder's Notes will not be rendered invalid by such tender or exchange.

          (e)    After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Issuer shall mail, or cause to be mailed, to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.    EFFECT ON SENIOR DEBT.

          No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under Article Ten and Section 11.02, without the consent of such holder or its Representative.

SECTION 9.04.    COMPLIANCE WITH THE TRUST INDENTURE ACT.

          From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Note Guarantees shall comply with the Trust Indenture Act as then in effect.

SECTION 9.05.    REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall

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be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED, HOWEVER, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06.    NOTATION ON OR EXCHANGE OF NOTES.

          If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer's expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07.    TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED, HOWEVER, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes legal, valid and binding obligations of the Issuer enforceable in accordance with its terms, subject to customary exceptions. Such Opinion of Counsel shall be at the expense of the Issuer.

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01.   NOTES SUBORDINATED TO SENIOR DEBT.

          Anything herein to the contrary notwithstanding, each of the Issuer, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full of all Senior Debt (including all Obligations under the Credit Agreement) in cash, whether outstanding on the Issue Date or thereafter incurred. Notwithstanding anything in this Article Ten to the contrary, payments and distributions (A) of Permitted Junior Securities and (B) made relating to the Notes from the trust established pursuant to Article Eight shall not be so subordi-

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nated in right of payment, so long as, with respect to (B), (i) the conditions specified in Article Eight are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten when made.

          This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02.   SUSPENSION OF PAYMENT WHEN SENIOR DEBT IS IN DEFAULT.

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees with respect to, any Senior Debt (a "PAYMENT DEFAULT"), then the Issuer shall not (x) make any payment or distribution of any kind or character with respect to any Obligations on or relating to the Notes or (y) acquire any of the Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities).

          (b) If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "NON-PAYMENT DEFAULT") and if the Representative for the respective issue of Designated Senior Debt (including, as applicable, the administrative agent under the Credit Agreement) gives written notice of the Non-Payment Default to the Trustee stating that such notice is a payment blockage notice (a "PAYMENT BLOCKAGE NOTICE"), then during the period (the "PAYMENT BLOCKAGE PERIOD") beginning upon the delivery of such Payment Blockage Notice and ending on the earliest of (1) the date on which all such Non-Payment Defaults are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice (unless in each case the maturity of any Designated Senior Debt has been accelerated), the Issuer shall not (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Notes or (y) acquire any of the Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities). Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) no new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. For all purposes of this Section 10.02(b), no Non-Payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose.

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee

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shall be entitled to rely on information regarding amounts outstanding on the
Senior Debt, if any, received from the holders of the Senior Debt (or their Representatives).

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or cash equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.03.   NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT
                 ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE ISSUER.

          (a) Upon any payment or distribution of assets of the Issuer or any of its Subsidiaries of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, assignment for the benefit of creditors or marshaling of assets and liabilities of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its assets, whether voluntary or involuntary, all Obligations due on all Senior Debt (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding) shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Notes, or for the acquisition of any of the Notes for cash or assets or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Issuer or any of its Subsidiaries of any kind or character, whether in cash, assets or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

          (b) To the extent any payment of Senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be for purpose of this Article Ten deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Issuer's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or cash equivalents, shall have no force or effect for purposes of the subordination provisions

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contained in this Article Ten, with any turnover of payments as otherwise calculated pursuant to this Article Ten to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another Person or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer's obligations hereunder in accordance with Article Five hereof.

SECTION 10.04.   PAYMENTS MAY BE MADE ON NOTES.

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of, and interest on, the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 10.07; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of
Section 10.02 and Section 10.03. Notwithstanding anything to the contrary contained in this Article Ten or elsewhere in this Indenture, payments and distributions from the funds deposited pursuant to Article Eight will be permitted to be made and will not be subject to the provisions of this Article Ten so long as such funds were deposited in accordance with the provisions of Article Eight and did not violate the provisions of this Article Ten when such funds were so deposited. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.05.   HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.

          Subject to the payment in full of all Senior Debt in cash or cash equivalents, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, assets or securities of the Issuer applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer, or by or on behalf of the Holders by virtue of this Article Ten,

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which otherwise would have been made to the Holders shall, as between the Issuer and the Holders, be deemed to be a payment by the Issuer to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.06.   OBLIGATIONS OF THE ISSUER UNCONDITIONAL.

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Issuer, and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of, and any interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, of the holders of Senior Debt in respect of cash, assets or securities of the Issuer received upon the exercise of any such remedy.

SECTION 10.07.   NOTICE TO TRUSTEE.

          The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section
10.07 to establish that such notice has been given by a holder of Senior Debt (or a Representative thereof).

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08.   RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of the Issuer referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the

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amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09.   TRUSTEE'S RELATION TO SENIOR DEBT.

          The Trustee and any agent of the Issuer or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE ISSUER OR HOLDERS OF SENIOR DEBT.

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof, which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 10.11.   HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

          Each Holder of the Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of the Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

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

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12.   THIS ARTICLE TEN NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of principal of, or interest on, the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13.   TRUSTEE'S COMPENSATION NOT PREJUDICED.

          Nothing in this Article Ten will apply to amounts due to the Trustee (other than payments of Obligations owing to Holders in respect of the Notes) pursuant to other Sections of this Indenture.

                                 ARTICLE ELEVEN

                                 NOTE GUARANTEE

SECTION 11.01.   UNCONDITIONAL GUARANTEE.

          Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder:
(a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of the Issuer and all other obligations of the other Guarantors (including under the Note Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the "GUARANTEE OBLIGATIONS"); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. A Default under this Indenture or the Notes shall constitute an event of default under the Note Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Issuer.

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          Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and its Note Guarantee. Each Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantees.

SECTION 11.02.   SUBORDINATION OF NOTE GUARANTEE.

          The obligations of each Guarantor under its Note Guarantee pursuant to this Article Eleven shall be junior and subordinated to the prior payment in full of the Guarantor Senior Debt of such Guarantor, whether outstanding on the Issue Date or thereafter incurred, in cash on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuer. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Ten. In addition to the foregoing provisions of this Section 11.02, all of the covenants, obligations and agreements contained in Article Ten (together with related definitions) shall be deemed incorporated in this Section 11.02, MUTATIS MUTANDIS, as if references to the Issuer therein are references to each Guarantor herein and references to Senior Debt therein are references to the Guarantor Senior Debt of such Guarantor herein.

SECTION 11.03.   LIMITATION ON GUARANTOR LIABILITY.

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, foreign or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any guarantee under the Credit Agreement) that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Note Guarantee not

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constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a PRO RATA amount based on the adjusted net assets of each Guarantor.

SECTION 11.04.   EXECUTION AND DELIVERY OF NOTE GUARANTEE.

          To further evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form of EXHIBIT E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Note Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor's Note Guarantee of such Note shall nevertheless be valid.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.05.   RELEASE OF A GUARANTOR.

          A Guarantor shall be released from its obligations under its Note Guarantee and its obligations under this Indenture and the Registration Rights
Agreement:

          (1) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuer and the Restricted Subsidiaries;

          (2) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

          (3) if such Guarantor shall not guarantee any Indebtedness or other Obligation under the Credit Agreement (other than if such Guarantor no longer guarantees any Indebtedness or other Obligation under the Credit Agreement as a result of payment under any guarantee of any such Indebtedness or other Obligation by such Guarantor); PROVIDED, HOWEVER, that a Guarantor shall not be permitted to be released from its Note Guarantee if it is an obligor with respect to any Indebtedness or other Obligation that would not, under Section 4.08, be permitted to be incurred by a Restricted Subsidiary that is not a Guarantor.

          The Trustee shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from its obligations under its Note Guarantee upon receipt of a request by the Is-

                                      -83-
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suer or such Guarantor accompanied by an Officers' Certificate and an Opinion of
Counsel certifying as to the compliance with this Section 11.05; PROVIDED, HOWEVER, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer.

          Except as set forth in Articles Four and Five and this Section 11.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer (in which case such Guarantor shall no longer be a Guarantor) or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 11.06.   WAIVER OF SUBROGATION.

          Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer's obligations under the Notes or this Indenture and such Guarantor's obligations under its Note Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07.   IMMEDIATE PAYMENT.

          Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.08.   NO SET-OFF.

          Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.09.   GUARANTEE OBLIGATIONS ABSOLUTE.

          The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may

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not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.10.   GUARANTEE OBLIGATIONS CONTINUING.

          The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.11.   GUARANTEE OBLIGATIONS NOT REDUCED.

          The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 11.12.   GUARANTEE OBLIGATIONS REINSTATED.

          The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.13.   GUARANTEE OBLIGATIONS NOT AFFECTED.

          The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;

                                      -85-
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          (b)    any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Notes or any other document or instrument;

          (c) any failure of the Issuer or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Note Guarantee, or to give notice thereof to a Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Guarantor;

          (h) any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Note Guarantee; and

          (j) any other circumstance, including release of a Guarantor pursuant to Section 11.05 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Notes or of a Guarantor in respect of its Note Guarantee hereunder.

SECTION 11.14.   WAIVER.

          Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

SECTION 11.15.   NO OBLIGATION TO TAKE ACTION AGAINST THE ISSUER.

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuer or any other Person or any property of the Issuer or any other

                                      -86-
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Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.

SECTION 11.16.   DEALING WITH THE ISSUER AND OTHERS.

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

          (b) take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

          (d)    accept compromises or arrangements from the Issuer;

          (e) apply all monies at any time received from the Issuer or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.17.   DEFAULT AND ENFORCEMENT.

          If any Guarantor fails to pay in accordance with Section 11.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Note Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.18.   AMENDMENT, ETC.

          Subject to Section 9.03 hereof, no amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 11.19.   ACKNOWLEDGMENT.

          Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

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SECTION 11.20.   COSTS AND EXPENSES.

          Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, reasonable legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.

SECTION 11.21.   NO MERGER OR WAIVER; CUMULATIVE REMEDIES.

          No Note Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.22.   SURVIVAL OF GUARANTEE OBLIGATIONS.

          Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

SECTION 11.23.   GUARANTEE IN ADDITION TO OTHER GUARANTEE OBLIGATIONS.

          The obligations of each Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.   TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 12.02.   NOTICES.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                                      -88-
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     if to the Issuer or a Guarantor:

          c/o Inverness Medical Innovations, Inc.
          51 Sawyer Road
          Waltham, MA 02453
          Attention:  Chief Financial Officer
          Telephone:  (781) 647-3900
          Facsimile:  (781) 647-3939

          With a copy to:

          Goodwin Procter LLP
          Exchange Place
          53 State Street
          Attention:  Martin Carmichael III, PC
          Telephone:  (617) 570-1166
          Facsimile:  (617) 570-8150

     if to the Trustee:

          U.S. Bank Trust National Association
          100 Wall Street, Suite 1600
          New York, New York 10005
          Attention:  Corporate Trust Department
          Telephone:    (212) 361-2525
          Facsimile:    (212) 509-3384

          Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.   COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Note Guarantees. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c).

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SECTION 12.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

SECTION 12.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06.   RULES BY PAYING AGENT OR REGISTRAR.

          The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 12.07.   LEGAL HOLIDAYS.

          If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08.   GOVERNING LAW.

          THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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SECTION 12.09.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.   NO RECOURSE AGAINST OTHERS.

          No director, officer, employee, incorporator, stockholder, member or manager of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11.   SUCCESSORS.

          All agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12.   DUPLICATE ORIGINALS.

          All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13.   SEVERABILITY.

          To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Note Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.


                              INVERNESS MEDICAL INNOVATIONS, INC.,
                               as Issuer


                              By: /s/ Christopher Lindop
                                 -----------------------------------------------
                                  Name: Christopher Lindop
                                  Title:  Chief Financial Officer


                              APPLIED BIOTECH, INC.
                              FOREFRONT DIAGNOSTICS, INC.
                              INNOVATIONS RESEARCH, LLC
                              INVERNESS MEDICAL INTERNATIONAL
                               HOLDING CORP.
                              INVERNESS MEDICAL INTERNATIONAL
                               HOLDING CORP. II
                              INVERNESS MEDICAL, INC.
                              MORPHEUS ACQUISITION CORP.
                              OSTEX INTERNATIONAL, INC.
                              UNIPATH DIAGNOSTICS, INC.
                              UNIPATH ONLINE, INC.
                              WAMPOLE LABORATORIES, LLC
                               as Guarantors

                              By: /s/ Anthony J. Bernardo
                                  ----------------------------------------------
                              Name:   Anthony J. Bernardo
                               Title: President, Vice President or Manager,
                                      President, President, President,
                                      President, President, Vice President,
                                      President, Vice President, respectively


                              SELFCARE TECHNOLOGY, INC.
                               as a Guarantor


                              By: /s/ Duane L. James                           ,
                                  ----------------------------------------------
                                  Name:   Duane L. James
                                  Title: Treasurer

                              U.S. BANK TRUST NATIONAL ASSOCIATION,
                               as Trustee


                              By: /s/ Cheryl L. Clarke
                                  ----------------------------------------------
                                  Name: Cheryl L. Clarke
                                  Title:  Assistant Vice President

                                                                       EXHIBIT A

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                       INVERNESS MEDICAL INNOVATIONS, INC.
                      8 3/4% Senior Subordinated Notes 2012


                                                                       CUSIP No.
No.                                                                     $

          INVERNESS MEDICAL INNOVATIONS, INC., a Delaware corporation (the "ISSUER"), for value received promises to pay to _______________ or its
registered assigns, the principal sum of [                    ] [or such other
amount as is provided in a schedule attached hereto](a) on February 15, 2012.

          Interest Payment Dates: February 15 and August 15, commencing August 15, 2004.

          Record Dates: February 1 and August 1.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

----------
(a) This language should be included only if the Note is issued in global form.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:


                              INVERNESS MEDICAL INNOVATIONS, INC.,
                                as Issuer


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 8 3/4% Senior Subordinated Notes due 2012 described in the within-mentioned Indenture.

Dated:

                              U.S. BANK TRUST NATIONAL ASSOCIATION,
                                as Trustee


                              By:
                                 -----------------------------------------------
                                             Authorized Signatory

                                (Reverse of Note)

                    8 3/4% Senior Subordinated Notes due 2012

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          SECTION 1. INTEREST. Inverness Medical Innovations, Inc., a Delaware corporation (the "ISSUER") promises to pay interest on the principal amount of this Note at 8 3/4% PER ANNUM from February 10, 2004 until maturity. The Issuer will pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"), commencing August 15, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $1,000 and integral multiples thereof. The Issuer shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED, HOWEVER, that for Holders that have given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments of principal, premium and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

          SECTION 3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuer or any of their Subsidiaries may act in any such capacity.

          SECTION 4. INDENTURE AND SUBORDINATION. The Issuer issued the Notes under an Indenture dated as of February 10, 2004 ("INDENTURE") by and among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TRUST INDENTURE ACT"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt.

          SECTION 5. OPTIONAL REDEMPTION. Except as set forth in Section 6 hereof, the Notes will not be redeemable at the Issuer's option prior to February 15, 2008. On or after February 15, 2008, the Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

          YEAR                                                  PERCENTAGE
          ----------------------------------------------------  ---------------
          2008.............................................       104.375%
          2009.............................................       102.188%
          2010 and thereafter..............................       100.000%

          SECTION 6. OPTIONAL REDEMPTION WITH PROCEEDS FROM EQUITY OFFERINGS OR UPON A CHANGE OF CONTROL. (a) At any time prior to February 15, 2007, the Issuer may redeem up to 35% of the aggregate principal amount of Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 108.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; PROVIDED, HOWEVER, that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (ii) such redemption shall occur within 90 days of the date of the closing of any such Qualified Equity Offering.

          SECTION 7. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          SECTION 8. MANDATORY REDEMPTION. For the avoidance of doubt, an offer to purchase pursuant to Section 8 hereof shall not be deemed a redemption. The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

          SECTION 9. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

          The Issuer is, subject to certain conditions and exceptions set forth in the Indenture, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

          SECTION 10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuer and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

          SECTION 11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          SECTION 12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, or make any change that does not materially adversely affect the rights of any Holder.

          SECTION 13. DEFAULTS AND REMEDIES. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may by written notice to the Issuer and the Trustee declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest in-cluding an accelerated payment or the failure to make a payment on the Change of Control Payment Date or the Net Proceeds Payment Date pursuant to a Net Proceeds Offer) or a Default in complying with the provisions of Article Five of the Indenture if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium, if any, on, the Notes.

          SECTION 14. RESTRICTIVE COVENANTS. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.

          SECTION 15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member or manager of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer under the Notes or the Indenture, or of any Guarantor under its Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          SECTION 16. NOTE GUARANTEES. This Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          SECTION 17. TRUSTEE DEALINGS WITH THE ISSUER. Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

          SECTION 18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          SECTION 19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          SECTION 20. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. Pursuant to, but subject to the exceptions in, the Registration Rights Agree-ment, the Issuer and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an 8 3/4% Senior Subordinated Note due 2012 of the Issuer which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to Additional Interest and shall not contain terms with respect to transfer restrictions). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(a)

          SECTION 21. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          SECTION 22. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

----------
(a) This Section not to appear on Exchange Notes or Private Exchange Notes or Additional Notes unless required by the terms of such Additional Notes.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to:

________________________________________________________

________________________________________________________

________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:                             Signed:
        -----------------                 --------------------------------------
                                           (Sign exactly as name appears on
                                            the other side of this Note)


Signature Guarantee:
                              --------------------------------------------------
                              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

          In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

                                   [Check One]

(1) / /   to the Issuer or a subsidiary thereof; or

(2) / / to a person who the transferor reasonably believes is a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"); or

(3) / / to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) / / outside the United States to a non-"U.S. person" as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) / / pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) / /   pursuant to an effective registration statement under the Securities
Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act (an "AFFILIATE"):

     / /  The transferee is an Affiliate of the Issuer.

          Unless one of the foregoing items (1) through (6) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item (3), (4) or (5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          If none of the foregoing items (1) through (6) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                        Signed:
                                       -----------------------------------------
                                       (Sign exactly as name appears on the
                                        other side of this Note)

Signature Guarantee:
                                       -----------------------------------------

                                Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.11 of the Indenture, check the appropriate box:

          Section 4.07 [      ]              Section 4.11 [       ]

          If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.11 of the Indenture, state the amount (in denominations of $1,000 and integral multiples thereof): $___________


Dated:                                Signed:
        -----------------                       --------------------------------
                                                (Sign exactly as name appears
                                                 on the other side of this Note)


Signature Guarantee:
                              --------------------------------------------------
                              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(a)

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

                                                                         Principal Amount of        Signature of
                       Amount of decrease in   Amount of increase in      this Global Note      authorized officer of
                        Principal Amount of    Principal Amount of    following such decrease     Trustee or Note
   Date of Exchange      this Global Note        this Global Note         (or increase)              Custodian
-------------------    ----------------------  ---------------------  -----------------------   ----------------------



----------
(a) This schedule should be included only if the Note is issued in global form

                                                                       EXHIBIT B

                                 FORM OF LEGENDS


          Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Issuer and the Holder thereof or if such legend is no longer required by Section 2.16(f) of the Indenture:

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AND THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE (1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),
     (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR AND
     (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING AT LEAST $100,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),
     (2) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY

     APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN (X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          Each Global Note authenticated and delivered hereunder shall also bear the following legend:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT C

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
             TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS


                                                                   _________,___

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
T: (212) 361-2525
F: (212) 509-3384
Attention:  Corporate Trust Department

Ladies and Gentlemen:

          In connection with our proposed purchase of 8 3/4% Senior Subordinated Notes due 2012 (the "NOTES") of INVERNESS MEDICAL INNOVATIONS, INC., a Delaware corporation (the "ISSUER"), we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "INDENTURE") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and all applicable state securities laws.

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Notes, we will do so only (i) to the Issuer or any of its subsidiaries, (ii) inside the United States in a transaction meeting the requirements of Rule 144A under the Securities Act to a person who we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that is purchasing at least $100,000 of Notes for its own account or for the account of an institutional accredited investor and who, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States to a person that is not a U.S. person (as defined in Rule 902 under the Securities Act) in accordance with Regulation S promulgated under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any plan, individual retirement accounts or other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), or provisions under any federal, state, local, or non-U.S. or other laws or regulations that are similar to such provisions of ERISA of the Code or any entity whose underlying assets are considered to include "plan assets" of such plans, accounts or arrangements, except as permitted in the sections entitled "Notice to investors" of the Offering Memorandum.

          4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                          Very truly yours,

                                          [Name of Transferee]


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT D


                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S


                                                                   _________,___


U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
T: (212) 361-2525
F: (212) 509-3384
Attention:  Corporate Trust Department

              Re:   Inverness Medical Innovations, Inc. (the "ISSUER")
                    8 3/4% Senior Subordinated Notes Due 2012 (the "NOTES")
                    -------------------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed sale of $[       ] aggregate principal
amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                    Very truly yours,

                                    [Name of Transferor]


                                    By:
                                        ---------------------------------------
                                                Authorized Signatory

                                                                       EXHIBIT E

                                 NOTE GUARANTEE

          For value received, each of the undersigned (including any successor Person under the Indenture) hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article Eleven thereof, and this Note Guarantee. This Note Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of February 10, 2004, among Inverness Medical Innovations, Inc., a Delaware corporation (the "ISSUER"), the Guarantors named therein and U.S. Bank Trust National Association, as trustee (the "TRUSTEE"), as amended or supplemented (the "INDENTURE").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

          No director, officer, employee, incorporator, stockholder, member or manager of any Guarantor, as such, shall have any liability for any obligations of such Guarantors under such Guarantors' Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

          This Note Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article Eleven of the Indenture, to the prior payment in full in cash or cash equivalents of all Guarantor Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

          THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          This Note Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.

Date:


                                      [                                        ]



                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       E-2